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                         AGREEMENT OF PURCHASE AND SALE


                                 BY AND BETWEEN


         GATEWAY CONNECTICUT PROPERTIES, INC., A CALIFORNIA CORPORATION

                                    AS SELLER



                                       AND


                    CEDAR SHOPPING CENTERS PARTNERSHIP, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                  AS PURCHASER


                    Date:      November 15, 2004

                    Property:  Brickyard Shopping Center, Berlin, Connecticut




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

                         AGREEMENT OF PURCHASE AND SALE


         THIS AGREEMENT OF PURCHASE AND SALE (this "AGREEMENT") is made and entered into as of the 12th day of November, 2004, by and between GATEWAY CONNECTICUT PROPERTIES, INC., a California corporation (hereinafter referred to as "SELLER"), and CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership (hereinafter referred to as "PURCHASER").

         In consideration of the mutual promises, covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                   ARTICLE I.

                                SALE OF PROPERTY

         1.1 SALE OF PROPERTY. Seller hereby agrees to sell, assign and convey to Purchaser and Purchaser agrees to purchase from Seller, all of Seller's right, title and interest in and to, the following:

                  1.1.1. LAND AND IMPROVEMENTS. Those certain parcels of real property commonly known as The Brickyard Shopping Center and located on State Route 15 (US Route 5) in Berlin, Connecticut more particularly described on Exhibit A attached hereto and incorporated herein by reference thereto (the "LAND"), together with all buildings and other improvements located thereon (the "IMPROVEMENTS");

                  1.1.2. LEASES. All leases, subleases, licenses and other occupancy agreements, together with any and all amendments, modifications or supplements thereto, affecting the Property (as defined below) are hereafter referred to collectively as the "EXISTING LEASES" being more particularly described on Exhibit E attached hereto (the "LEASE SCHEDULE"), and all prepaid rent attributable to the period following the Closing, and subject to Section
4.2.4 below, the security deposits under such Leases, and all Approved New Leases (as defined below) (collectively, the "LEASEHOLD PROPERTY");

                  1.1.3. REAL PROPERTY. All rights, privileges and easements appurtenant to and otherwise pertaining to Seller's interest in the Land and the Improvements, if any, including, without limitation, all of Seller's right, title and interest, if any, in and to all mineral and water rights, strips, gores, any land in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Land, to the center line thereof, condemnation awards and proceeds, and all easements, licenses, covenants and other rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and the Improvements (the Land, the Improvements and all such easements and appurtenances are sometimes collectively referred to herein as the "REAL PROPERTY");

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                  1.1.4. PERSONAL PROPERTY. All personal property (including equipment), if any, owned by Seller and located on, attached to, pertaining to, or used in connection with the Real Property as of the date hereof, all inventory located on the Real Property on the date of Closing (hereinafter defined), and all fixtures (if any) owned by Seller and located on the Real Property as of the date hereof (the "PERSONAL PROPERTY"); and

                  1.1.5. INTANGIBLE PROPERTY. Any and all non-exclusive trademarks and trade names (including, without limitation, the name "The Brickyard Shopping Center") used or useful in connection with the Real Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller's affiliated companies (collectively, the "TRADE NAMES"), together with the Seller's interest, if any, in and to any service, equipment, supply and maintenance contracts (the "CONTRACTS"; provided Purchaser elects to assume such Contracts), guarantees, licenses, approvals, certificates, permits and warranties relating to the property and the Personal Property (collectively, the "LICENSES"), to the extent assignable (collectively, Trade Names, Contracts, and Licenses are hereinafter referred to as the "INTANGIBLE PROPERTY"). (The Real Property, the Leasehold Property, the Personal Property, the Trade Names and the Intangible Property are sometimes collectively hereinafter referred to as the "PROPERTY"). It is hereby acknowledged by the parties that Seller shall not convey to Purchaser claims relating to any real property tax refunds or rebates for periods accruing prior to the Closing, existing insurance claims and any existing claims against previous tenants of the Property, which claims shall be reserved by Seller subject to the terms and conditions set forth in this Agreement.

                                   ARTICLE II.

                                 PURCHASE PRICE

         2.1 PURCHASE PRICE. The purchase price for the Property shall be TWENTY EIGHT MILLION ONE HUNDRED SEVENTY ONE THOUSAND AND NO/100 DOLLARS ($28,171,000) (the "PURCHASE PRICE"). The Purchase Price, as adjusted by all prorations as provided for herein, shall be paid to Seller by Purchaser at Closing, as herein defined, by wire transfer of immediately available federal funds.

                                  ARTICLE III.

                            DEPOSITS AND ESCROW AGENT

         3.1 DEPOSIT. Within two (2) business days following the Effective Date, as defined in Section 16.4 of this Agreement and as a condition precedent to the formation of this Agreement, Purchaser shall deposit ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000) (the "INITIAL DEPOSIT") with Chicago Title Insurance Company, 2001 Bryan Street, Suite 1700, Dallas, Texas 75201,
Attention: Ellen Schwab (the "ESCROW AGENT") in immediately available federal funds via wire transfer pursuant to wire instructions attached hereto as

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Schedule 1, the receipt of which is hereby acknowledged by Escrow Agent's execution hereof. If Purchaser does not exercise the right to terminate this Agreement in accordance with Section 5.5 hereof, Purchaser shall, within two (2) business days following the last date of the Feasibility Period (as defined in Section 5.1 below) deposit with Escrow Agent an additional ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000) (the "SECOND DEPOSIT") in immediately available federal funds via wire transfer to the account set forth in Schedule
1. If Purchaser shall fail to deposit the Initial Deposit or the Second Deposit within the time periods provided for above, Seller may at any time prior to the deposit of the Initial Deposit or the Second Deposit, terminate this Agreement, in which case this Agreement shall be null and void ab initio and in such event Escrow Agent shall immediately deliver to Seller all copies of this Agreement in its possession and thereafter, neither party shall have any further rights or obligations to the other hereunder, except for the Surviving Termination Obligations (as defined in Section 16.12 below).

         3.2. APPLICATION UPON DEFAULT. If the Closing occurs, the Initial Deposit and the Second Deposit (collectively, the "DEPOSIT") shall be paid to Seller and credited against the Purchase Price at Closing. If the Closing does not occur in accordance with the terms hereof, the Deposit shall be held and delivered as hereinafter provided.

         3.3. INTEREST BEARING. The Deposit shall (i) be held in an interest-bearing escrow account by Escrow Agent in an institution as directed by Purchaser and reasonably acceptable to Seller and (ii) include any interest earned thereon. To allow the interest bearing account to be opened, Purchaser's and Seller's tax identification numbers are set forth below their signatures.

         3.4 ESCROW AGENT. Escrow Agent is executing this Agreement to acknowledge Escrow Agent's responsibilities hereunder, which may be modified only by a written amendment signed by all of the parties. Any amendment to this Agreement that is not signed by Escrow Agent shall be effective as to the parties thereto, but shall not be binding on Escrow Agent. Escrow Agent shall accept the Deposit with the understanding of the parties that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability of the performance or non-performance of Purchaser or Seller hereunder to either of them. Additional provisions with respect to the Escrow Agent are set forth in
Section 16.17.

                                   ARTICLE IV.

                      CLOSING, PRORATIONS AND CLOSING COSTS

         4.1 CLOSING. The closing of the purchase and sale of the Property shall occur on or before 10:00 a.m. Eastern Standard time on December 31, 2004 (subject to extension by Seller to obtain a tenant estoppel certificate from either Home Depot or Sam's Club in accordance with the provisions of Section
10.2.2 hereof) and shall be held through escrow at the offices of the Escrow

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Agent, or at such other place agreed to by Seller and Purchaser. "CLOSING" shall be deemed to have occurred when the Title Company has been instructed by both parties to release escrow and to record the Deed (as defined in Section 11.2.1 below). The date of Closing is referred to in this Agreement as the "CLOSING DATE." Time shall be of the essence with respect to the Closing Date. After the expiration of the Feasibility Period, Purchaser shall have the right to require Seller to close on any earlier date (which is a business day) on at least three
(3) business days prior notice to Seller of such earlier date.

         4.2. PRORATIONS. All matters involving prorations or adjustments to be made in connection with Closing and not specifically provided for in some other provision of this Agreement shall be adjusted in accordance with this Section
4.2. Except as otherwise set forth herein, all items to be prorated pursuant to this Section 4.2 shall be prorated as of midnight of the day immediately preceding the Closing Date, with Purchaser to be treated as the owner of the Property, for purposes of prorations of income and expenses, on and after the Closing Date. The provisions of this Section 4.2 and its subsections shall survive the Closing.

                  4.2.1. TAXES. Real estate and personal property taxes and special assessments, if any, shall be prorated as of the Closing Date. Seller shall pay all real estate and personal property taxes and special assessments payable during the calendar year of the Closing and attributable to the Property to, but not including, the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated, with Seller paying its share of any installments due before the Closing Date and Purchaser assuming the obligation to pay its share of any installments due after the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for the taxes and assessments payable during the year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding tax year and such proration shall be adjusted in cash between Seller and Purchaser upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs, differ from the amounts used in the Closing in accordance with the provisions of Section 4.2.5 hereof. All taxes imposed due to a change of use of the Property after the Closing Date shall be paid by the Purchaser.

                  4.2.2. INSURANCE. There shall be no proration of Seller's insurance premiums and, except as otherwise expressly provided in this Agreement, no assignment of Seller's insurance policies. Purchaser shall be obligated (at its own election) to obtain any insurance coverage deemed necessary or appropriate by Purchaser.

                  4.2.3. UTILITIES. Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating expenses relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller immediately after the same have been determined, to the extent not paid directly by tenants under the Leases. Seller shall attempt to

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have all utility meters read as of the Closing Date. Purchaser shall cause all utility services to be placed in Purchaser's name as of the Closing Date. If permitted by the applicable utilities, all utility deposits in Seller's name shall be assigned to Purchaser as of the Closing Date, provided same remain with the applicable utility on deposit for the benefit of Purchaser, and Seller shall receive a credit therefor at Closing.

                  4.2.4. RENTS. Rents (including, without limitation, all fixed and base rent, estimated pass-through payments, payments for common area maintenance reconciliations and all other items of additional rents and charges payable by tenants under the Leases, (collectively, "RENTS")) collected by Seller prior to Closing shall be prorated as of the Closing Date. During the period after Closing, Purchaser shall, within five (5) business days following receipt, deliver to Seller any and all Rents accrued but uncollected as of the Closing Date to the extent subsequently collected by Purchaser, which such sum shall be net of the costs of any reasonable attorneys' fees, and out of pocket costs and expenses of collection thereof; provided, however, Purchaser shall apply Rents received after Closing first to payment of current Rent then due, and thereafter to delinquent Rents in inverse order of maturity; provided, however, "true up" payments received from tenants attributable to a year-end reconciliation of actual and budgeted pass-through payments shall be allocated among Seller and Purchaser pro rata in accordance with their respective period of ownership as set forth in Section 4.2.5 below. Seller shall have the right, after Closing, to proceed against tenants for Rents allocable to the period of Seller's ownership of the Property, provided that Seller shall have no right to commence eviction or similar proceedings against such tenant. Purchaser agrees that it shall use commercially reasonable efforts to collect all pass-through rents payable by tenants and any delinquent Rents (provided, however, that Purchaser shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing delinquent Rents). The amount of any unapplied security deposits under the Leases held by Seller in cash at the time of Closing shall be credited against the Purchase Price; accordingly, Seller shall retain the actual cash deposits. Any Rent received by Seller after the Closing Date shall be held in trust by Seller and delivered to Purchaser to be applied and allocated as set forth above.

                  4.2.5. CALCULATIONS. For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and, therefore entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty five (365) or three hundred sixty six (366) day year, as applicable. The amount of such prorations shall be initially performed at Closing but shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser agree to cooperate and use commercially reasonable efforts to make such adjustments no later than sixty
(60) days after the Closing or as soon thereafter as may be practicable, with respect to common area maintenance and other additional rent charges (including

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pass-throughs for real estate and personal property taxes and special assessments) payable by tenants under Leases. Except as set forth in this
Section 4.2, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser. Seller shall be required to prepare and deliver to tenants (with a copy to Purchaser) in accordance with the requirements of the Leases all 2004 reconciliation billings of CAM, taxes and insurance through the end of November, 2004. Purchaser will remit all amounts received from tenants for prior 2004 underpayments (through the end of November, 2004) shortly after receipt (except for any amounts apportionable to any period from the Closing Date until December 31, 2004, which amounts shall inure to the benefit of Purchaser); if any tenants are due refunds for prior overpayments during 2004 (through the end of November, 2004) of estimated 2004 CAM, taxes and insurance, Seller shall promptly remit such amounts to such tenant (with a copy of such remittance letter to Purchaser) (except for amounts apportionable to any period from the Closing Date until December 31, 2004, which amounts shall be Purchaser's responsibility to remit to the respective tenant). If after the Closing, the parties discover any errors in adjustments and apportionments (or if the real estate taxes for the fiscal year in which the Closing occurs, upon being finally determined, shall differ from the real estate taxes used in computing apportionments), same shall be adjusted or corrected as soon after their discovery as possible, provided that no such corrections to adjustments and apportionments shall be made later than eighteen (18) months after the Closing Date unless prior to such date the party seeking such correction shall have delivered a written notice to the other specifying the nature and basis for such claim.

                  4.2.6. LEASING COMMISSIONS AND LEASING COSTS. Seller shall be responsible for all leasing and brokerage commissions and other leasing costs (including without limitation, landlord work and work allowances or credits given to tenants under the Leases) (collectively, "Leasing Costs") currently payable or to become due and payable in the future with respect to Leases executed prior to the date of this Agreement ("Leasing Effective Date"), provided, however, that that all Leasing Costs (whether in the Leases or brokerage agreements delivered to Purchaser) which are attributable to options in the Leases, to the extent such options are first exercised after the Leasing Effective Date, shall be paid by Purchaser. Provided that Closing occurs, Purchaser shall be responsible for all Leasing Costs to the extent set forth in Leases or other Documents (as hereinafter defined) or otherwise disclosed in writing to Purchaser (including, without limitation, tenant improvement costs and leasing commissions) arising in connection with new leases, extensions, expansions and modifications executed after the Leasing Effective Date in accordance with the terms and conditions of Section 9.5 herein. Notwithstanding the foregoing, in no event shall Purchaser be obligated to pay for Leasing Costs in connection with the initial terms of the existing leases. If any Leasing Costs with respect to the initial terms of the existing Leases are unpaid as of the Closing Date (by way of example, the $50,000 "Inducement Payment" referred to in Section 22.05 of the Lease with Baby Concepts, Inc.), Purchaser shall be given a credit against the Purchase Price in the amount of such Leasing Costs.

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                  4.2.7. OTHER PRORATIONS. The following items shall also be apportioned between the Seller and Purchaser at the Closing: (i) charges and deposits under transferable Contracts assumed by Purchaser at Closing and (ii) any fees for licenses which are transferred to Purchaser at the Closing.

         4.3. CLOSING COSTS. Seller shall pay (a) the fees of any counsel representing Seller in connection with this transaction; (b) subject to the provisions of Article XIV hereof, any brokerage commission due Cushman & Wakefield, Inc.; (c) one-half (1/2) of the escrow fee charged by the Title Company; (d) any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property to Purchaser and (e) all recording fees on any document recorded pursuant to Section 6.1 of this Agreement to discharge liens and encumbrances which Seller is required to discharge or otherwise cure under Section 6.1 of this Agreement. Purchaser shall pay (a) the fees of any counsel representing Purchaser in connection with this transaction; (b) the cost to update the Survey (as defined below); (c) any endorsements required by Purchaser to Owner's Policy (as defined below); (d) the basic title premium for the ALTA Standard Coverage Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing and the cost which represents the difference between an ALTA Standard Coverage Owner's Policy of Title Insurance and an ALTA Extended Coverage Owner's Policy of Title Insurance (if required by Purchaser); (e) all recording fees on the Deed recorded pursuant to this Agreement; and (f) one-half (1/2) of the escrow fee charged by the Title Company. Any other costs or expenses incident to this transaction and the closing thereof not expressly provided for above shall be allocated between and paid by the parties in accordance with custom and practice in Berlin, Connecticut.

                                   ARTICLE V.

               PURCHASER'S RIGHT OF INSPECTION; FEASIBILITY PERIOD

         5.1. RIGHT TO EVALUATE. (a) Commencing on the Effective Date and continuing until 5:30 PM Eastern Standard time on November 29, 2004 (the "FEASIBILITY PERIOD"), Purchaser and its agents shall have the right during business hours (with reasonable advance notice to Seller and subject to the rights of the tenants in possession), at Purchaser's sole cost and expense and at Purchaser's and its agents' sole risk, to perform inspections and tests of the Property and to perform such other analyses, inquiries and investigations as Purchaser shall deem necessary or appropriate; provided, however, that in no event shall (i) such inspections or tests unreasonably disrupt or disturb the on-going operation of the Property or the rights of the tenants at the Property, or (ii) Purchaser or its agents or representatives conduct any physical testing, drilling, boring, sampling or removal of, on or through the surface of the Property (or any part or portion thereof) including, without limitation, any ground borings or invasive testing of the Improvements (collectively, "PHYSICAL TESTING"), without Seller's prior written consent, which consent may be given or withheld in Seller's sole and absolute discretion. In the event Purchaser desires to conduct any such Physical Testing of the Property, then Purchaser

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shall submit to Seller, for Seller's approval, a written detailed description of the scope and extent of the proposed Physical Testing, which approval may be given or withheld in Seller's sole and absolute discretion. If Seller does not approve the Physical Testing or approves only a portion thereof, Purchaser may, at its option, by sending written notice to Seller, elect to, either (i) terminate this Agreement or (ii) conduct during the Feasibility Period that portion of the Physical Testing approved by Seller, if any, or if Seller disapproves the entire proposed Physical Testing, affirmatively agree to forego any Physical Testing of the Property. In the event Purchaser terminates this Agreement as aforesaid, the Deposit shall be immediately refunded to Purchaser and this Agreement shall terminate and be of no further force and effect other than the Surviving Termination Obligations. In no event shall Seller be obligated as a condition of this transaction to perform or pay for any environmental remediation of the Property recommended by any such Physical Testing. After making such tests and inspections, Purchaser agrees to promptly restore the Property to its condition prior to such tests and inspections (which obligation shall survive the Closing or any termination of this Agreement).
Prior to Purchaser entering the Property to conduct the inspections and tests described above, Purchaser shall obtain and maintain, at Purchaser's sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall cause each of its agents and contractors to obtain and maintain, and, upon request of Seller, shall deliver to Seller evidence of, the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of Two Million and No/100 Dollars ($2,000,000.00) combined single limit for personal injury and property damage per occurrence, such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and tests. Seller shall have the right, in its discretion, to accompany Purchaser and/or its agents during any inspection (including, but not limited to, tenant interviews) provided Seller or its agents do not unreasonably interfere with Purchaser's inspection.

                  (b) Subject to the terms of Section 5.2 below, Purchaser shall also have the continuing right, at any time after the expiration of the Feasibility Period, to perform an inspection of and have access to the Property prior to Closing, upon reasonable prior notice to Seller during business hours, at Purchaser's sole cost and expense. Pursuant to the terms in Section 5.1, Seller shall have the right to accompany Purchaser.

         5.2. INSPECTION OBLIGATIONS AND INDEMNITY. Purchaser and its contractors shall: (a) not unreasonably disturb the tenants of the Improvements or interfere with their use of the Real Property pursuant to their respective Leases; (b) not interfere with the operation and maintenance of the Real Property; (c) not damage any part of the Property or any personal property owned or held by any tenant; (d) not injure or otherwise cause bodily harm to Seller, its agents, contractors and employees or any tenant; (e) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (f) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (g) restore the Improvements and the surface of the Real Property to the condition in which the same was found before any

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such inspection or tests were undertaken; and (h) subject to the terms of
Section 15.1 hereof, not reveal or disclose any information obtained during the Feasibility Period concerning the Property to anyone outside Purchaser's organization other than to its Authorized Representatives (as defined in Section 15.1) who shall agree to keep such information confidential. Purchaser shall, at its sole cost and expense, comply with all applicable laws, statutes, rules, codes, ordinances, orders, regulations and requirements of all federal, state, county and municipal governments, departments, boards, authorities, agencies officials and officers ("LEGAL REQUIREMENTS") in conducting its inspection of the Property and Physical Testing. Purchaser shall, and does hereby agree to indemnify, defend and hold the Seller, its partners, agents and their respective successors and assigns, harmless from and against any and all claims, demands, suits, obligations, payments, damages, losses, penalties, liabilities, costs and expenses (including but not limited to attorneys' fees) arising out of Purchaser's or Purchaser's agents' actions taken in, on or about the Property in the exercise of the inspection right granted pursuant to Section 5.1, including, without limitation, (i) claims made by any tenant against Seller for Purchaser's entry into such tenant's premises or any interference with any tenant's use or damage to its premises or property in connection with Purchaser's review of the Property, and (ii) Purchaser's obligations pursuant to this Section 5.2. Notwithstanding the foregoing, Purchaser shall not be liable for any costs and damages resulting from Purchaser's discovery of pre-existing conditions, absent Purchaser's negligence. This Section 5.2 shall survive the Closing and/or any termination of this Agreement.

         5.3. SELLER DELIVERIES. Seller shall use its reasonable, good faith efforts to deliver to Purchaser all of the items specified on Exhibit B attached hereto (the "DOCUMENTS"), within three (3) business days after the Effective Date to the extent such items are in Seller's possession or control; provided, however, except as otherwise expressly set forth in Section 7.1 hereof, Seller makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in the information contained in such documents, if any, relating to the Property. Purchaser hereby waives, except as otherwise provided in Article VII, any and all claims against Seller arising out of the accuracy, completeness, conclusions or statements expressed in materials so furnished and any and all claims arising out of any duty of Seller to acquire, seek or obtain such materials. Notwithstanding anything contained in the preceding sentence, Seller shall not deliver or make available to Purchaser Seller's internal memoranda, attorney-client privileged materials, internal appraisals and economic evaluations of the Property, and reports regarding the Property prepared by Seller or its affiliates solely for internal use or for the information of the investors in Seller. Subject to the terms of Section 15.1 hereof, Purchaser acknowledges that any and all of the Documents that are not otherwise known by or available to the public are proprietary and confidential in nature and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall return all of the Documents, on or before three (3) business days after the first to occur of (a) such time as Purchaser notifies Seller in writing that it shall not acquire the Property, or (b) such time as this Agreement is terminated for any reason. This Section 5.3 shall survive any termination of this Agreement without limitation.

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         5.4. INDEPENDENT EXAMINATION. Purchaser hereby acknowledges that it has been, or will have been given, prior to the termination of the Feasibility Period, a full, complete and adequate opportunity to make such legal, factual and other determinations, analyses, inquiries and investigations as Purchaser deems necessary or appropriate in connection with the acquisition of the Property. Purchaser is relying upon its own independent examination of the Property and all matters relating thereto and not upon any statements of Seller (excluding the limited matters expressly represented by Seller in Section 7.1 hereof) or of any officer, director, employee, agent or attorney of Seller with respect to acquiring the Property. Seller shall not, except as otherwise expressly provided in Section 7.1, be deemed to have represented or warranted the completeness or accuracy of any studies, investigations and reports heretofore or hereafter furnished to Purchaser. The provisions of this Section
5.4 shall survive Closing and/or termination of this Agreement.

         5.5. TERMINATION RIGHT. In the event that Purchaser determines, in Purchaser's sole discretion, that it does not desire, for any or no reason, to acquire the Property, Purchaser shall provide written notice to Seller before the end of the Feasibility Period, and, subject to the Surviving Termination Obligations, this Agreement shall terminate, the Deposit shall be delivered to Purchaser and thereupon neither party shall have any further rights or obligations to the other hereunder. If Purchaser shall fail to timely notify Seller in writing of its election to terminate this Agreement on or before the expiration of the Feasibility Period, time being of the essence, the termination right described in this Section 5.5 shall be immediately null and void and of no further force or effect. Purchaser's failure to provide such notice on or before the end of the Feasibility Period shall constitute Purchaser's waiver of the herein-described termination right. Notwithstanding any provision of this Agreement, this is an "all or none" transaction and Purchaser has no right to terminate this Agreement as to any part of the Property.

         5.6. COPIES OF REPORTS. As additional consideration for the transaction contemplated herein, Purchaser agrees that it will provide, without recourse, representation or warranty to Seller, within five (5) days following a written request therefor, copies of any and all final reports, tests or studies relating to the physical condition of the Property and prepared on behalf of Purchaser, including but not limited to those involving environmental matters. Notwithstanding any provision of this Agreement, no termination of this Agreement shall terminate Purchaser's obligations pursuant to the foregoing sentence.

         5.7 SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENTS. Concurrently with Seller's delivery of Tenant Estoppels pursuant to Section
10.2.2 below, Seller shall also request that each Tenant deliver to Seller a subordination, non-disturbance and attornment agreement in the form provided to Seller by Purchaser concurrently with this Agreement (the "SNDA"). Seller shall make reasonable good faith efforts to secure an executed and notarized SNDA from each Tenant in a timely manner but the failure to procure the same or the failure to procure the same in the form required by Tenant or its lender shall not be a breach of any obligation or covenant by Seller under this Agreement and shall not be a condition precedent to Purchaser's obligation to close this transaction.

                                   ARTICLE VI.

                            TITLE AND SURVEY MATTERS

         6.1. TITLE. Purchaser acknowledges receipt of a title insurance commitment (the "COMMITMENT") for an Owner's Policy of Title Insurance from Chicago Title Insurance Company (the "TITLE COMPANY"), covering the Real Property dated May 5, 2004, together with a copy of all exceptions set forth therein. Purchaser shall order an update from the Title Company of the Commitment. Purchaser shall notify Seller within five (5) days prior to the expiration of the Feasibility Period in writing of any title exceptions identified in the updated Commitment which Purchaser reasonably disapproves. Any exception, exclusion from coverage or other matter shown in the Commitment as of the end of the Feasibility Period or otherwise not disapproved in writing within said time period shall be deemed approved by Purchaser and shall constitute a "PERMITTED EXCEPTION" hereunder. Purchaser and Seller hereby agree that (i) all non-delinquent property taxes and assessments payable during 2004 and subsequent years, (ii) the rights of the tenants under the Leases and Approved New Leases (hereinafter defined), (iii) all matters created by or on behalf of Purchaser, including, without limitation, any documents or instruments to be recorded as part of any financing for the acquisition of the Property by Purchaser, and (iv) the exceptions to title identified on Exhibit D attached hereto, shall constitute "PERMITTED EXCEPTIONS". Prior to the Closing, without Seller's prior written consent, Purchaser shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or the use or development thereof. Notwithstanding the foregoing, in the event any title encumbrance results from a matter willfully caused by Seller from and after the Effective Date, Seller must take affirmative action to cure such title defect and the failure of Seller to do so shall constitute a breach of this Agreement. Further, Seller must satisfy on or before the Closing (whether by payment, bonding around or otherwise) (a) all mortgages and deeds of trust, (b) liens that have been voluntarily placed against the Property by Seller (and not tenants of the Property or other third parties) after the date of this Agreement and that are not otherwise permitted pursuant to the provisions hereof, and (c) mechanic's liens placed against the Property due to work performed by Seller or contracted for with Seller (and not tenants of the Property or other third parties). In addition, Seller shall be obligated to remove all easements, covenants or other similar voluntary title encumbrances placed on the Property after the expiration of the Feasibility Period and prior to the Closing Date without Purchaser's express written consent. Notwithstanding anything to the contrary set forth herein, Seller shall not be required to cure (1) mechanic's liens relating to work performed by tenants or other third parties, (2) judgment liens, and (3) other encumbrances placed of record after the expiration of the Feasibility Period and not required to be cured by Seller pursuant to the immediately preceding sentence, but in the event any of the aforementioned encumbrances exist as of the Closing Date which Seller shall elect not to cure, Purchaser shall have the right to terminate this Agreement and receive a refund of the Deposit.

         6.2. SURVEY. Purchaser acknowledges receipt of a survey for the Property dated May 7, 2004 (the "SURVEY"). Purchaser shall obtain an update of such survey. If the updated Survey discloses any matters which are unacceptable to Purchaser, in Purchaser's sole discretion, Purchaser shall notify Seller in writing five (5) days prior to the expiration of the Feasibility Period. Any survey matter shown on the Survey as of the end of the Feasibility Period otherwise not disapproved in writing within said time period shall be deemed approved by Purchaser and shall constitute a "Permitted Exception" hereunder. Seller may, at its sole election, on or before the Closing Date, have the matters to which Purchaser has objected removed; provided, however, in no event will Seller be obligated to incur costs to do so.

         6.3 TITLE AFFIDAVIT. Seller shall have no obligation to provide any indemnity or agreement to the Title Company or Purchaser to support the issuance of the Title Policy or any such endorsements other than an affidavit as to the existing tenants of the Property and any ongoing construction work at the Property and an owner's affidavit in the form required by the Title Company and a gap indemnity.

                                  ARTICLE VII.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         7.1. SELLER'S REPRESENTATIONS. Seller represents and warrants that the following matters are true and correct as of the Effective Date and shall (subject to the provisions of Section 7.3 herein) be true as of the Closing Date with respect to the Property:

                  7.1.1. AUTHORITY. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and, to the extent necessary, is qualified to conduct business in the State in which the Property is located. This Agreement has been duly authorized, executed and delivered by Seller, is the legal, valid and binding obligation of Seller, and to the current, actual, conscious knowledge of Seller does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject. All documents to be executed by Seller which are to be delivered at Closing, will, at the time of Closing, (i) be duly authorized, executed and delivered by Seller, (ii) be legal, valid and binding obligations of Seller, and (iii) to the current, actual, conscious knowledge of Seller, not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject. To the current, actual, conscious knowledge of Seller no consent, approval, authorization or order of, or declaration, filing or registration with, any Governmental Authority or Person is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  7.1.2. FOREIGN PERSON. Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code, and Seller agrees to execute any and all documents necessary or required by the Internal Revenue Service or Purchaser in connection with such declaration(s).

                  7.1.3. LITIGATION. Except for the personal injury lawsuits (if any) listed on Schedule 7.1.3. attached hereto, there are no pending, or the best of Seller's knowledge, threatened, actions, claims, suits, proceedings, litigation, arbitrations, administrative hearings, attachments or executions (including, without limitation, condemnation and tax certiorari proceedings) against Seller and relating to or affecting the Property or any part thereof.

                  7.1.4. NOTICE OF VIOLATIONS. To Seller's actual knowledge, Seller has not received notice of any condition existing with respect to the Property or the use and operation of the Property that violates any restrictive covenant, or any Legal Requirement (as defined below), including the violation of any zoning ordinance or use restriction.

                  7.1.5 BANKRUPTCY OR DEBT OF SELLER. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally. Seller has received no written notice of (a) the filing of an involuntary petition by Seller's creditors, (b) the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, or (c) the attachment or other judicial seizure of all, or substantially all, of Seller's assets.

                  7.1.6 CONTRACTS. To Seller's actual knowledge, the copies of the Contracts delivered by Seller to Purchaser or made available to Purchaser are complete copies of the Contracts. To Seller's actual knowledge, the Contracts are in full force and effect and no default exists under any Contract.

                  7.1.7 LEASES. To Seller's actual knowledge, the copies of the Leases delivered or otherwise made available by Seller to Purchaser are complete copies of the Leases in Seller's possession.

                  7.1.8 OFAC. Neither Seller nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

                  7.1.9. NO OTHER CONTRACTS. There are no outstanding, options, rights, agreements, or other commitments to which Seller is a party relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire all or any portion of the Property.

                  7.1.10. NO EMPLOYEES. There are no employees employed by Seller or any property manager or otherwise at or in connection with the Property for or to which Purchaser shall have any responsibilities or liabilities following the Closing. There are no employment, union, collective bargaining, contracts or similar agreements by or with Seller in effect in connection with the Property or the operation and/or maintenance thereof.

                  7.1.11 SELLER'S ENVIRONMENTAL REPORTS. Seller's existing environmental reports that have been delivered to Purchaser as listed on
Schedule 7.1.11 (the "ENVIRONMENTAL REPORTS") constitute a true and complete copy of all reports in Seller's files concerning the presence of Hazardous Substances at or near the Property. The term "Hazardous Substances" shall mean any substance, chemical or waste that is listed as hazardous, toxic or dangerous under any applicable federal, state, county or local statute, law, rule, regulation, ordinance or order ("HAZARDOUS SUBSTANCES") in a manner or in amount that is in violation of the applicable law such that it would require remediation, clean-up or other response action under applicable laws, statutes, rules, codes, ordinances, orders, regulations and requirements of all federal, state, county and municipal governments, departments, boards, authorities, agencies officials and officers ("LEGAL REQUIREMENTS"), or been the subject of any clean-up, remediation or response action under any Legal Requirements. Except as set forth in the Environmental Reports, Seller has received no written notice from any governmental authority of the release of any Hazardous Substances onto, beneath, from or immediately adjacent to the Property.

         7.2. SELLER'S KNOWLEDGE. For purposes of this Agreement and any document delivered at Closing, whenever the phrases "to the best of Seller's knowledge", "to the current, actual, conscious knowledge of Seller" or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of Brooks Wales, Disposition Officer for TA Associates Realty, and Heather Hohenthal, Asset Manager, for TA Associates Realty, and Seller represents that the foregoing are the individuals with the responsibility for overseeing the sale of the Property.

         7.3. CHANGE IN REPRESENTATION/WAIVER. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges that Purchaser shall not be entitled to rely on any representation made by Seller in this Article VII to the extent, prior to or at Closing, Purchaser shall have or obtain actual knowledge of any information that was contradictory to such representation or warranty; provided, however, if Purchaser determines prior to Closing that there is a breach of any of the representations and warranties made by Seller above, then Purchaser may, at its option, by sending to Seller written notice of its election either (i) terminate this Agreement or (ii) waive such breach and proceed to Closing with no adjustment in the Purchase Price and Seller shall have no further liability as to such matter thereafter, except for liens resulting from Seller's acts. In the event Purchaser terminates this Agreement for the reasons set forth above, the Deposit shall be immediately refunded to Purchaser and neither Purchaser nor Seller shall thereafter have any other rights or remedies hereunder other than under Section 16.12 hereof. In furtherance thereof, Seller shall have no liability with respect to any of the foregoing representations and warranties or any representations and warranties made in any other document executed and delivered by Seller to Purchaser, to the extent that, prior to the Closing, Purchaser discovers or learns of information (from whatever source, including, without limitation the property manager, the tenant estoppel certificates or any Seller's Estoppel delivered pursuant to
Section 10.2.2 below, as a result of Purchaser's due diligence tests, investigations and inspections of the Property, or disclosure by Seller or Seller's agents and employees) that contradicts any such representations and warranties, or renders any such representations and warranties untrue or incorrect, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.

         7.4. SURVIVAL. The express representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be commenced, if at all, on or before the date which is nine (9) months after the date of the Closing (except for the representations and warranties in Section 7.1.1, which shall survive indefinitely) and, if not commenced on or before such date, thereafter such representations and warranties shall be void and of no force or effect.

                                  ARTICLE VIII.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         8.1. Purchaser represents and warrants to Seller that the following matters are true and correct as of the Effective Date and as of the Closing.

                  8.1.1 AUTHORITY. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware. This Agreement has been duly authorized, executed and delivered by Purchaser, is the legal, valid and binding obligation of Purchaser, and does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject. All documents to be executed by Purchaser which are to be delivered at Closing, at the time of Closing will be duly authorized, executed and delivered by Purchaser, at the time of Closing will be legal, valid and binding obligations of Purchaser, and at the time of Closing will not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject.

                  8.1.2. ERISA COMPLIANCE. Purchaser has informed Seller and Purchaser hereby represents and warrants to Seller that Purchaser is not a "plan" nor a plan "fiduciary" nor an entity holding "plan assets" (as those terms are defined under the Employee Retirement Income Security Act of 1974, as amended, and its applicable regulations as issued by the Department of Labor and the Internal Revenue Service, "ERISA") nor an entity whose assets are deemed to be plan assets under ERISA and that Purchaser is acquiring the Property for Purchaser's own personal account and that the Property shall not constitute plan assets subject to ERISA upon conveyance of the Property by Seller and the closing of this Agreement between Purchaser and Seller. Seller shall not have any obligation to close the transaction contemplated by this Agreement if the transaction for any reason constitutes a prohibited transaction under ERISA or if Purchaser's representation is found to be false or misleading in any respect, provided, that, if Seller elects not to close the transaction contemplated herein for such reason, the this Agreement shall terminate, the Deposit shall be returned to Purchaser and the parties shall not have any further obligations or liabilities hereunder except for the Surviving Termination Obligations. The foregoing representation and warranty shall survive the Closing.

                  8.1.3. NO FINANCING CONTINGENCY. It is expressly acknowledged by Purchaser that this transaction is not subject to any financing contingency, and no financing for this transaction shall be provided by Seller.

                  8.1.4. OFAC. Neither Purchaser nor any of its affiliates, nor any of their respective partners, members, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the OFAC (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

         8.2. PURCHASER'S ACKNOWLEDGMENT. Purchaser acknowledges and agrees that, except as expressly provided in this Agreement, Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (b) the income to be derived from the Property, (c) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon, (d) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, the Americans with Disabilities Act and any rules and regulations promulgated thereunder or in connection therewith, (e) the habitability, merchantability or fitness for a particular purpose of the Property, or (f) any other matter with respect to the Property, and specifically that Seller has not made, does not make and specifically disclaims any representations regarding solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of any hazardous substance or hazardous waste, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and other applicable state laws, and regulations promulgated thereunder. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement, having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller. Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, AND AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS, WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS." Purchaser acknowledges, represents and warrants that Purchaser is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement; that Purchaser freely and fairly agreed to this acknowledgment as part of the negotiations for the transaction contemplated by this Agreement; that Purchaser is represented by legal counsel in connection with this transaction and Purchaser has conferred with such legal counsel concerning this waiver and the Purchaser has assets in excess of $5,000,000. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, SELLER SHALL IN NO EVENT HAVE ANY LIABILITY FOR BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT HEREIN OR IN ANY CLOSING DOCUMENT IN EXCESS OF $250,000, IN THE AGGREGATE.

         8.3. PURCHASER'S RELEASE. Except for Seller's fraud, Purchaser on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's shareholders, officers, partners, trustees, agents and attorneys of each of them, and their respective heirs, successors, personal representatives and assigns from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property, (ii) the condition of title to the Property, (iii) the presence on, under or about the Property of any hazardous or regulated substance, or (iv) the Property's compliance with any applicable federal, state or local law, rule or regulation, except such as arises out of breach of any of the representations and warranties of Seller set forth in Article VII. The release set forth in this Section 8.3 includes claims (other than resulting from Seller's fraud) of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser's release to Seller. The terms and provisions of this Section 8.3 shall survive Closing and/or termination of this Agreement.

         8.4 SURVIVAL. The express representations and warranties made in this Agreement by Purchaser shall not merge into any instrument of conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of all such representations and warranties (except for the representation and warranty set forth in Section 8.1.3) shall be commenced, if at all, on or before the date which is nine (9) months after the date of the Closing (except for the representations and warranties in Section 8.1.1 which shall survive indefinitely) and, if not commenced on or before such date, thereafter shall be void and of no force or effect. The representation and warranty set forth in Section 8.1.3 hereof shall survive Closing and/or termination of this Agreement.

                                   ARTICLE IX.

                      SELLER'S INTERIM OPERATING COVENANTS.

         9.1. OPERATIONS. Seller agrees to continue to operate, manage and maintain the Improvements through the Closing Date in the ordinary course of Seller's business and substantially in accordance with Seller's present practice, subject to ordinary wear and tear and further subject to Article XII of this Agreement.

         9.2. MAINTAIN INSURANCE. Seller agrees to maintain until the Closing Date fire and extended coverage insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Real Property as of the Effective Date.

         9.3. PERSONAL PROPERTY. Seller agrees not to transfer or remove any Personal Property from the Improvements after the Effective Date except for repair or replacement thereof. Any items of Personal Property replaced after the Effective Date shall be promptly installed prior to Closing and shall be of substantially similar quality to the item of Personal Property being replaced.

         9.4. NO SALES. Except for the execution of tenant Leases pursuant to
Section 9.5, Seller agrees that it shall not convey any interest in the Property to any third party.

         9.5. TENANT LEASES. Seller shall not, from and after the fifth (5th) business day prior to the expiration of the Feasibility Period, (i) grant any consent or waive any material rights under the Leases, (ii) apply any security deposits or terminate any Lease, or (iii) enter into a new lease, modify an existing Lease or renew, extend or expand an existing Lease in each case without the prior written approval of Purchaser, (an "APPROVED NEW LEASE"), which in each case may be withheld in Purchaser's sole and absolute discretion, but which shall be deemed granted if Purchaser fails to respond to a written request for approval within five (5) business days after receipt of the request therefor together with a summary of lease terms and credit information of the proposed tenant. In the event that Seller shall enter into, modify, renew, grant concessions, apply any security deposits or terminate a Lease prior to the fifth
(5th) business day before the expiration of the Feasibility Period, Seller shall promptly notify Purchaser in writing thereof, but in any event on or before the fifth (5th) business day prior to the expiration of the Feasibility Period and (if Seller shall enter into a new Lease or a modification of renewal of any existing Lease, Seller shall deliver to Purchaser either a copy of the respective instrument or a summary of the terms thereof).

                                   ARTICLE X.

                               CLOSING CONDITIONS.

         10.1. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement to sell the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date except to the extent that any of such conditions may be waived by Seller in writing at Closing.

                  10.1.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. All representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date. Any changes to such representations disclosed by Purchaser pursuant to Section 11.1.3 shall be acceptable to Seller, and Purchaser shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser prior to the Closing Date.

         10.2. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser under this Agreement to purchase the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Purchaser in writing at Closing.

                  10.2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. All representations and warranties of Seller in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date (subject, however, to the provisions of Section 7.3 hereof). Any changes to such representations disclosed by Seller pursuant to Section 11.2.4 shall be acceptable to Purchaser, and Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller prior to the Closing Date.

                  10.2.2. TENANT ESTOPPELS. Purchaser shall have received Tenant estoppel certificates substantially in the form attached hereto as Exhibit C, (or, if different, the form and content required by the applicable Lease), for
(i) Sam's Club, (ii) Home Depot and (iii) eighty percent (80%) of the remaining occupied space in the Property and shall deliver the same to Purchaser by no later than two (2) business days prior to the end of the Feasibility Period. Notwithstanding the foregoing, at Seller's sole option, Seller may (i) have the right to extend Seller's deadline to obtain the Tenant estoppel certificates, in which event the Feasibility Period and the Closing Date would be extended for up to an additional thirty (30) days in order to satisfy the foregoing requirement in which event Seller shall deliver notice of such extension to Purchaser on or before the expiration of the Feasibility Period, and/or (ii) except for the estoppel from Sam's Club or from Home Depot, provide its own estoppel ("SELLER'S ESTOPPEL") in the form attached as Exhibit J to Purchaser in satisfaction of the foregoing requirements. In the event that, after the Closing, Seller delivers to Purchaser a tenant estoppel certificate from a tenant for whom Seller executed a Seller's Estoppel at the Closing and such tenant estoppel certificate contains no information which is contradictory to or inconsistent with the information contained in the Seller's Estoppel, then Seller thereafter shall be released from all liability relating to Seller's Estoppel with respect to such tenant's Lease. In no event shall Seller be obligated to deliver updates to any of the tenant estoppel certificates. Seller will deliver Purchaser copies of the signed tenant estoppels promptly following Seller's receipt and, if Purchaser fails to deliver a written objection notice to Seller within two (2) business days following the date of delivery, such signed tenant estoppels will be deemed approved by Purchaser.

                  10.2.3. TITLE POLICY. Upon recordation of the Deed and payment of the title insurance premiums, the Title Company shall be prepared to issue to Purchaser the Owner's Policy, insuring good and marketable (or indefeasible, as applicable) title, in accordance with Section 6.1.

                  10.2.4. POSSESSION OF THE PROPERTY. Delivery by Seller of exclusive possession of the Property, subject to the Permitted Exceptions and the rights of tenants under the Leases as tenants only.

                                   ARTICLE XI.

                                     CLOSING

         11.1. PURCHASER'S CLOSING OBLIGATIONS. Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to Seller at Closing the following:

                  11.1.1. The Purchase Price, after all adjustments are made at the Closing as herein provided, by wire transfer or other immediately available federal funds.

                  11.1.2. A blanket conveyance and bill of sale, substantially in the form attached hereto as Exhibit G (the "GENERAL ASSIGNMENT"), duly executed by Purchaser, conveying and assigning to Purchaser the Personal Property, the Leases, the Contracts (the Purchaser has elected to assume), the records and plans, and the Intangible Property.

                  11.1.3. Written notice executed by Purchaser and addressed to the tenants, (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for any security deposits identified in the rent roll, and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor.

                  11.1.4 A certificate indicating that the representations and warranties set forth in Article VIII are true and correct on the Closing Date, or, if there have been changes, describing such changes.

                  11.1.5. Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

         11.2. SELLER'S CLOSING OBLIGATIONS. Seller, at its sole cost and expense, shall deliver or cause to be delivered to Purchaser the following:

                  11.2.1. A Special Warranty Deed (the "DEED"), covering the Property substantially in the form attached hereto as Exhibit F.

                  11.2.2. The General Assignment, duly executed by Seller, conveying and assigning to Purchaser the Personal Property, the Leases, the Contracts, the records and plans and the Intangible Property.

                  11.2.3. Written notice to tenants executed by Seller (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for any security deposits identified in the rent roll, and (iii) indicating that rent should thereafter be paid to Purchaser, substantially in the form attached hereto as Exhibit H.

                  11.2.4. A certificate indicating that the representations and warranties set forth in Article VII are true and correct on the Closing Date, or, if there have been changes, describing such changes (in which case the provisions of Section 7.3 hereof shall be applicable).

                  11.2.5. A certificate substantially in the form attached hereto as Exhibit I ("NON-FOREIGN ENTITY CERTIFICATE") certifying that Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended.

                  11.2.6. The following items, to the extent in Seller's possession (which need not be delivered at the Closing, but may, instead, be delivered to Purchaser's office in New York): (i) all keys for all entrance door and spaces which may be locked (whether occupied or not) in the Improvements;
(ii) all original books, records, tenant files, operating reports, plans and specifications and other materials and records reasonably necessary to the continuity of operation of the Property; and (iii) the originals (or copies where originals are not available and copies of the Leases will be certified) of the Leases, the Contracts and the licenses and permits.

                  11.2.7. Termination of all Contracts which Purchaser shall not elect to assume.

                  11.2.8. Termination of all management agreements affecting the Property and all Contracts which Purchaser shall not elect in writing to assume.

                  11.2.9. A form 1099 or document enabling Purchaser to provide information concerning the gross proceeds of the sale to the Internal Revenue Service.

         11.3 ESCROW AGENT'S CLOSING OBLIGATIONS. Escrow Agent shall prepare a closing statement with respect to the transactions contemplated by this Agreement and consistent with this Agreement for approval by Seller and Purchaser at least two (2) business days prior to Closing. Each party shall cooperate with Escrow Agent in the preparation of the closing statement.

                                  ARTICLE XII.

                                  RISK OF LOSS.

         12.1. CONDEMNATION AND CASUALTY. If, prior to the Closing Date, all or any portion of the Property is taken by condemnation or eminent domain, or is the subject of a pending taking which has not been consummated, or is destroyed or damaged by fire or other casualty, Seller shall notify Purchaser of such fact promptly after Seller obtains knowledge thereof. If such condemnation or casualty is "MATERIAL" (as hereinafter defined), Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than fifteen
(15) days after receipt of Seller's notice, or the Closing Date, whichever is earlier. If this Agreement is terminated, the Deposit shall be returned to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations to the other hereunder except with respect to the Surviving Termination Obligations. If this Agreement is not terminated, Seller shall not be obligated to repair any damage or destruction but (x) Seller shall assign, without recourse, and turn over to Purchaser all of the insurance proceeds or condemnation proceeds, as applicable, payable with respect to such casualty or condemnation, including any rent abatement insurance for such casualty payable for any period after the Closing Date, net of any costs of repairs (made by or on behalf of Seller prior to the Closing) and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) and (y) the parties shall proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price except for a credit in the amount of the applicable insurance deductible.

         12.2. CONDEMNATION NOT MATERIAL. If the condemnation is not Material, then the Closing shall occur without abatement of the Purchase Price and, after deducting Seller's reasonable costs and expenses incurred in collecting any award, Seller shall assign, without recourse, all remaining awards or any rights to collect awards to Purchaser on the Closing Date.

         12.3. CASUALTY NOT MATERIAL. If the Casualty is not Material, then the Closing shall occur without abatement of the Purchase Price except for a credit in the amount of the applicable deductible and Seller shall not be obligated to repair such damage or destruction and Seller shall assign, without recourse, and turn over to Purchaser all of the insurance proceeds net of any costs of repairs (made by or on behalf of Seller prior to the Closing) and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or such casualty including any rent abatement insurance for such casualty and credit the Purchase Price with the amount of any applicable insurance deductible.

         12.4. MATERIALITY. For purposes of this Article XII (i) with respect to a taking by eminent domain, the term "MATERIAL" shall mean any taking whatsoever, regardless of the amount of the award or the amount of the Property taken, excluding, however, any taking solely of subsurface rights or takings for utility easements or right of way easements, if the surface of the Property, after such taking, may be used in substantially the same manner as though such rights had not been taken, and (ii) with respect to a casualty, the term "MATERIAL" shall mean any casualty such that the cost of repair, as reasonably estimated by Seller's engineer, is in excess of $500,000 or which would give any one of Home Depot, Sam's Club or Syms the right to terminate its lease.

                                  ARTICLE XIII.

                                     DEFAULT

         13.1. DEFAULT BY SELLER. In the event the Closing and the transactions contemplated hereby do not occur as provided herein by reason of the default of Seller, Purchaser may elect, as the sole and exclusive remedy of Purchaser, to
(i) terminate this Agreement and receive the Deposit from the Escrow Agent, and in such event Seller shall not have any liability whatsoever to Purchaser hereunder other than with respect to the Surviving Termination Obligations or
(ii) enforce specific performance of Seller's obligation to convey the Property, without adjustment to, or credit against, the Purchase Price. If the remedy of specific performance is not available due to Seller's willful sale of the Property during the term of this Agreement to a good faith bona fide purchaser for value, then in addition to Purchaser's right to receive a return of its Deposit, Seller shall pay to Purchaser an amount equal to the difference between the Purchase Price under this Agreement and the purchase price received by Seller from the good faith bona fide purchaser for value. Purchaser shall be deemed to have elected to terminate this Agreement (as provided in subsection
(i) above) if Purchaser fails to deliver to Seller written notice of its intent to file a cause of action for specific performance against Seller on or before thirty (30) days after written notice of termination from Seller or thirty (30) days after the originally scheduled Closing Date (or any Closing Date extended by Seller in accordance with the provisions of this Agreement), whichever shall occur first, or having given Seller notice, fails to file a lawsuit asserting such cause of action within sixty (60) days after the originally scheduled Closing Date (or any Closing Date extended by Seller in accordance with this Agreement). Notwithstanding the foregoing, nothing contained herein shall limit Purchaser's remedies at law or in equity, as to the Surviving Termination Obligations.

         13.2. DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE TRANSACTIONS CONTEMPLATED HEREBY DO NOT OCCUR AS PROVIDED HEREIN BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, PURCHASER AND SELLER HEREBY AGREE A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), A SUM EQUAL TO THE DEPOSIT. UPON SUCH DEFAULT BY PURCHASER, SELLER SHALL HAVE THE RIGHT TO RECEIVE THE DEPOSIT FROM THE ESCROW AGENT AS ITS SOLE AND EXCLUSIVE REMEDY AND THEREUPON THIS AGREEMENT SHALL BE TERMINATED AND NEITHER SELLER NOR PURCHASER SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT WITH RESPECT TO THE SURVIVING TERMINATION OBLIGATIONS. THE AMOUNT OF THE DEPOSIT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER'S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE

OF THE PROPERTY, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREBY EXPRESSLY WAIVED BY SELLER. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN SHALL LIMIT SELLER'S REMEDIES AT LAW OR IN EQUITY AS TO THE SURVIVING TERMINATION OBLIGATIONS.

/s/ E.W.B.                                             /s/ B.J.W.
-----------------------                                -----------------------
   SELLER'S INITIALS                                    PURCHASER'S INITIALS

                                  ARTICLE XIV.

                                     BROKERS

         Purchaser and Seller each represents and warrants to the other that it has not dealt with any person or entity entitled to a brokerage commission, finder's fee or other compensation with respect to the transaction contemplated hereby other than Cushman & Wakefield (the "BROKER"). Seller will be responsible for commissions due the Broker pursuant to the terms of a separate agreement between Seller and the Broker, but not otherwise. Broker shall be paid only upon the Closing of the purchase and sale contemplated hereby pursuant to such separate agreement. Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Seller by reason of any breach or inaccuracy of the Purchaser's (or its nominee's) representations and warranties contained in this Article XIV. Seller hereby agrees to indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of Seller's representations and warranties contained in this Article XIV. Seller and Purchaser agree that it is their specific intent that no broker shall be a party to or a third party beneficiary of this Agreement or the Deposit, that no broker shall have any rights or cause of action hereunder, and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement. The provisions of this Article XIV shall survive the Closing and/or termination of this Agreement.

                                   ARTICLE XV.

                                 CONFIDENTIALITY

         15.1. CONFIDENTIALITY. Purchaser expressly acknowledges and agrees that the transactions contemplated by this Agreement, the Documents that are not otherwise known by or readily available to the public and the terms, conditions and negotiations concerning the same shall be held in the strictest confidence by Purchaser and shall not be disclosed by Purchaser except to its legal counsel, lenders, investors, surveyor, title company, broker, accountants, consultants, officers, partners, directors and shareholders (the "AUTHORIZED REPRESENTATIVES"), and except and only to the extent that such disclosure may be necessary for its performance hereunder. Purchaser agrees that it shall instruct (and will be responsible for the compliance of) each of its Authorized Representatives to maintain the confidentiality of such information and at the request of Seller, to promptly inform Seller of the identity of each such Authorized Representative. Purchaser further acknowledges and agrees that, unless and until the Closing occurs, all information and materials obtained by Purchaser in connection with the Property that are not otherwise known by or readily available to the public will not be disclosed by Purchaser to any third persons (other than to its Authorized Representatives) without the prior written consent of Seller. If the transaction contemplated by this Agreement does not occur for any reason whatsoever, Purchaser shall promptly return to Seller, and shall instruct its Authorized Representatives to return to Seller, all copies and originals of all documents and information provided to Purchaser. Nothing contained in this Section 15.1 shall preclude or limit either party from disclosing or accessing any information otherwise deemed confidential under this
Section 15.1 in connection with the party's enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with Authorities required by reason of the transactions provided for herein. The provisions of this Section 15.1 shall survive any termination of this Agreement.

         15.2. POST CLOSING PUBLICATION. Notwithstanding the foregoing, prior to the Closing, no party shall issue a press release or otherwise publicize or disclose the terms of this Agreement (except as otherwise provided in Section
15.1 above) without the prior written consent of the other party (subject to rights of disclosure due to such party's enforcement rights or in response to a lawsuit or subpoena as provided in Section 15.1 above), provided, however, that Seller shall not unreasonably withhold its consent to a press release issued by Purchaser after the expiration of the Feasibility Period (absent a termination of this Agreement by Purchaser) which announces that Purchaser has entered into a binding contract to purchase the Property and intends to close the acquisition and does not state a purchase price for the Property. The provisions of this
Section 15.2 shall survive Closing and/or any termination of this Agreement.

                                  ARTICLE XVI.

                                  MISCELLANEOUS

         16.1. NOTICES. Any and all notices, requests, demands or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by facsimile delivery (with confirmation by hard copy), by overnight courier, or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof) (the date of such notice shall be the date of actual delivery to the recipient thereof):

To Purchaser:        Cedar Shopping Centers Partnership, L.P.
                     44 South Bayles Avenue
                     Port Washington, New York  11050
                     Attn: Mr. Michael Winters, Vice President of Acquisitions
                     Phone No.: (516) 944-4523
                     Fax No.: (516) 767-6497
                     Email: MWinters@CedarShoppingCenters.com

With a copy to:      Warren S. Sacks, P.C.
                     707 Westchester Avenue, Suite 303
                     White Plains, New York 10604
                     Attn: Warren S. Sacks, Esq.
                     Tel 914-428-8300
                     Fax  No.; 914-682-1707
                     Email: WSSACKS@aol.com

To Seller:           c/o TA Associates Realty
                     28 State Street, 10th Floor
                     Boston, Massachusetts  02109
                     Attn: Brooks Wales
                     Phone No.: (617) 476-2725
                     Fax No.: (617) 476-2799
                     Email: bwales@tarealty.com

With a copy to:      Orrick Herrington & Sutcliffe LLP
                     777 South Figueora Street, Suite 3200
                     Los Angeles, California  90017
                     Attn: Linda Koffman
                     Phone No.: (213) 612-2272
                     Fax No.: (213) 612-2499
                     Email: lkoffman@orrick.com

To Escrow Agent:     Chicago Title Insurance Company
                     2001 Bryan Street, Suite 1700
                     Dallas, Texas 75201
                     Attn: Ellen Schwab
                     Phone No.: (214) 965-1670
                     Fax No.: (214) 965-1629
                     Email: schwabe@ctt.com

         16.2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal, substantive laws of the State of Connecticut, without regard to the conflict of laws principles thereof.

         16.3. HEADINGS. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

         16.4. EFFECTIVE DATE. This Agreement shall be effective the date that it has been fully executed by Seller and Purchaser and a copy thereof delivered to Purchaser or its counsel, which date shall be deemed the Effective Date hereof. Either party may request that the other party promptly execute a memorandum specifying the Effective Date.

         16.5. BUSINESS DAYS. If any date herein set forth for the performance of any obligations of Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or Federal holiday for which financial institutions or post offices are generally closed in the state where the Property is located.

         16.6. COUNTERPART COPIES. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

         16.7. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         16.8. ASSIGNMENT. Purchaser shall not have the right to assign the Agreement without Seller's prior written consent, which consent may be given or withheld in Seller's sole and absolute discretion; provided, however, Purchaser may assign this Agreement to another entity without Seller's consent as long as
(a) such assignee is managed or controlled by, or affiliated with Purchaser or any affiliated entity of Purchaser is the general partner or managing member and such assignee assumes in writing Purchaser's obligations hereunder, a copy of which will be delivered to Seller at least five (5) business days in advance of the Closing Date; and (b) Purchaser provides Seller with the name and organizational documents for such assignee and all members thereof at least five
(5) business days in advance of the Closing Date. Purchaser shall in no event be released from any of its obligations or liabilities hereunder as a result of any assignment. The respective obligations of Seller and Purchaser under this
Section 16.8 shall survive the Closing and shall not be merged therein. Whenever reference is made in this Agreement to Seller or Purchaser, such reference shall include the successors and assigns of such party under this Agreement.

         16.9. INTERPRETATION. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.

         16.10. ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. Each party reserves the right to waive any of the terms or conditions of this Agreement which are for their respective benefit and to consummate the transaction contemplated by this Agreement in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver must be in writing signed by the party for whose benefit the provision is being waived.

         16.11. SEVERABILITY. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         16.12. SURVIVAL. Except as otherwise specifically provided for in Sections 4.2.5, 5.1, 5.2, 5.3, 5.4, 5.6, 7.3, 7.4, 8.2, 8.3, 8.4, 15.1, 15.2,
16.16 and 16.20 (benefiting only the Purchaser) and Article XIV (collectively, the "SURVIVING TERMINATION OBLIGATIONS"), the provisions of this Agreement and the representations and warranties herein shall not survive the termination of this Agreement or after the conveyance of title and payment of the Purchaser Price but be merged therein.

         16.13. EXHIBITS. Exhibits A through J attached hereto are incorporated herein by reference.

         16.14. TIME. Time is of the essence in the performance of each of the parties' respective obligations contained herein.

         16.15. LIMITATION OF LIABILITY. The obligations of the parties hereunder are binding only on such party and its respective assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, members, officers, directors, shareholders or beneficiaries of such party, or of any partners, officers, directors, shareholders or beneficiaries of any partners or members of such party, or of any of such party's employees or agents. All documents to be executed by the parties hereto shall be deemed to contain (even if not expressly stated) the foregoing exculpation.

         16.16. PREVAILING PARTY. Should either party employ an attorney to enforce any of the provisions hereof (whether before or after Closing, and including any claims or actions involving amounts held in escrow), the non-prevailing party in any final judgment agrees to pay the other party's reasonable expenses, including reasonable attorneys' fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction. The provisions of this Section 16.16 shall survive Closing and/or any termination of this Agreement.

         16.17. ESCROW AGREEMENT.
                  16.17.1. INSTRUCTIONS. Purchaser and Seller each shall promptly deposit a copy of this Agreement executed by such party (or either of them shall deposit a copy executed by both Purchaser and Seller) with Escrow Agent, and, upon receipt of the Initial Deposit from Purchaser, Escrow Agent shall immediately execute this Agreement where provided below. This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Agent by written agreement, shall constitute the escrow instructions. If any requirements relating to the duties or obligations of Escrow Agent hereunder are not acceptable to Escrow Agent, or if Escrow Agent requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for Purchaser and Seller shall mutually approve, which additional instructions shall not substantially alter the terms of this Agreement unless otherwise expressly agreed to by Seller and Purchaser.

                  16.17.2. REAL ESTATE REPORTING PERSON. Escrow Agent is hereby designated the "real estate reporting person" for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent's duties as real estate reporting person.

                  16.17.3. LIABILITY OF ESCROW AGENT. The parties acknowledge that the Escrow Agent shall be conclusively entitled to rely, except as hereinafter set forth, upon a certificate from Purchaser or Seller as to how the Deposit (which, for purposes of this Section shall be deemed to also include any other escrowed funds held by the Escrow Agent pursuant to this Agreement) should be disbursed. Any notice sent by Seller or Purchaser (the "NOTIFYING PARTY") to the Escrow Agent shall be sent simultaneously to the other noticed parties pursuant to Section 16.1 herein (the "NOTICE PARTIES"). If the Notice Parties do not object to the Notifying Party's notice to the Escrow Agent within ten (10) days after the Notice Parties' receipt of the Notifying Party's certificate to the Escrow Agent, the Escrow Agent shall be able to rely on the same. If the Notice Parties send, within such ten (10) days, written notice to the Escrow Agent disputing the Notifying Party's certificate, a dispute shall exist and the Escrow Agent shall hold the Deposit as hereinafter provided. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent's failure to disburse the Deposit if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Deposit, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit or interplead such funds into a court of competent jurisdiction pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for any breach or failure of (or by) any depository and shall not be otherwise liable except in the event of Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall be reimbursed on an equal basis by Purchaser and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the Deposit. The obligations of Seller with respect to the Escrow Agent are intended to be binding only on Seller and Seller's assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Seller, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Seller, or of any of Seller's employees or agents.

         16.18. NO RECORDING. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

         16.19. WAIVER OF TRIAL BY JURY. The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.

         16.20. POST-CLOSING 8-K AND AUDIT REQUIREMENTS. Seller acknowledges that as a REIT, Purchaser will be required, after the Closing, to comply with certain requirements of the Securities and Exchange Commission; accordingly, Seller agrees to be bound by and to comply with the provisions set forth in
Schedule 16.20 attached hereto and made a part hereof, in order to facilitate such compliance by Purchaser. The foregoing covenant of Seller shall survive the Closing for a period of one (1) year.




                       [SEE FOLLOWING PAGE FOR SIGNATURES]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date or dates set forth below.

                                     SELLER:
                                     -------


                                     GATEWAY CONNECTICUT PROPERTIES, INC.,
                                     a California corporation

                                     By:    /s/ Earl W. Buehner
                                            ------------------------
                                     Name:  Earl W. Buehner
                                            ------------------------
                                     Title: Vice President, Asst.
                                            Secretary & Treasurer
                                            ------------------------

                                     PURCHASER:
                                     ----------


                                     CEDAR SHOPPING CENTERS
                                     PARTNERSHIP, L.P.,
                                     a Delaware limited partnership

                                     By:  Cedar Shopping Centers, Inc.
                                              Its sole general partner


                                              By:    /s/ Brenda J. Walker
                                                     -----------------------
                                              Name:  Brenda J. Walker
                                                     -----------------------
                                              Title: Vice President
                                                     -----------------------

                              ESCROW AGENT JOINDER
                              --------------------


         The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging receipt of the Deposit and its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.

                                           ESCROW AGENT:

                                           CHICAGO TITLE INSURANCE COMPANY


                                           By:    /s/ Ellen Schwab
                                                  ----------------------
                                           Name:  Ellen Schwab
                                                  ----------------------
                                           Title: Escrow Officer
                                                  ----------------------

                                           Date: November 16, 2004

                                 BROKER JOINDER
                                 --------------

         Broker joins in the execution of this Agreement for the purpose of agreeing to be bound by Sections 14.1 and 15.1 hereof.

CUSHMAN & WAKEFIELD

By:_______________________
Name:____________________
Title:_____________________


CUSHMAN & WAKEFIELD

By:_______________________
Name:____________________
Title:_____________________

                                LIST OF EXHIBITS


EXHIBITS
Exhibit A       -   Legal Description
Exhibit B       -   Due Diligence Documents to be Delivered by Seller
Exhibit C       -   Form of Tenant Estoppel Certificate
Exhibit D       -   Permitted Exceptions
Exhibit E       -   Lease Schedule
Exhibit F       -   Form of Deed
Exhibit G       -   Form of General Assignment
Exhibit H       -   Form of Notice Letter to Tenants
Exhibit I       -   Form of Non-Foreign Entity Certificate
Exhibit J       -   Form of Seller Estoppel Certificate

SCHEDULES
Schedule 1      -   Escrow Agent Wire Instructions
Schedule 7.1.3. -   Pending Litigation
Schedule 7.1.11 -   Seller's Environmental Reports
Schedule 16.20  -   Post-Closing Audit Requirements

                                    EXHIBIT A

                                LEGAL DESCRIPTION
                                -----------------


















NOTE: SELLER DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.






                            EXHIBIT A - PAGE 1 of 2

                                    EXHIBIT B

                             DUE DILIGENCE DOCUMENTS
            TO BE DELIVERED BY SELLER - ALL TO THE EXTENT IN SELLER'S
            ---------------------------------------------------------
                        POSSESSION OR UNDER ITS CONTROL
                        -------------------------------


Tenant Information
------------------

1.  Rent Roll in the form currently maintained by Seller.

2.  All Leases currently in effect.

3.  All tenant financials, if any, in Seller's possession.

4.  Most recent available accounts receivable.

5. Copies of all billings to tenants together with ledger showing amounts received during the year 2004(i)

Operating Information
---------------------

1.  Copies of all Contracts and management agreements currently in effect.

2. Copies of real estate tax bills (including special assessments) for prior two (2) years.

3.  Copies of utility bills for the past twelve months.

Other
-----

1. Seller's most current title policy, report or commitment, together with copies of all title exception documents.

2.  Seller's most recent survey.

3.  Copies of 2002 and 2003 operating statements.

4.  Copy of Seller's existing environmental report.

-------------------
(i)  Not sure what this means - can you please explain?

                            EXHIBIT C - PAGE 1 of 2

                                    EXHIBIT C

                           TENANT ESTOPPEL CERTIFICATE
                           ---------------------------


         _____________________________________ (the "Tenant") hereby certifies to GATEWAY CONNECTICUT PROPERTIES, INC., a California corporation (the "Owner") and CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., CEDAR BRICKYARD, LLC, FLEET NATIONAL BANK, AS AGENT, AND THEIR SUCCESSORS AND ASSIGNS (each, a "Relying Party" and collectively, the "Relying Parties") as follows:

         1. Pursuant to that certain Lease dated ____________, ______ (the "Lease"), Tenant leases _______________ square feet of space (the "Premises"). The Lease, as amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Owner for the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of each amendment, modification or supplement): ________________________________
_____________________________________. A true and correct copy of the Lease, as amended, modified and supplemented, is attached hereto as Exhibit A. There are no side letters or other arrangements relating to the Premises, except as set forth in said Exhibit A.

         2. The term of the Lease began on ____________________, ______ and will end on ____________________, 20____. Tenant has accepted the Premises, is in occupancy, and is paying rent under the Lease. Tenant has not sent written notice to Owner of its intent to vacate or otherwise discontinue operations at the Property.

         3. The Lease does/does not provide for an option to extend the term of the Lease for ________________ years. Except as expressly provided in the Lease, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

         4. The Lease is presently in full force and effect and is a valid and binding obligation of Tenant neither Owner nor Tenant is in default thereunder. There exist no facts that would constitute a basis for any such default upon the lapse of time or the giving of notice or both.

         5. Tenant is currently paying [Base Monthly] Rent under the Lease in the amount of $__________________ and estimated monthly pass throughs in the amount of __________________. Monthly Rent and monthly pass throughs have been paid through ______ ___, 2004. There has been no prepayment of rent other than as provided in the Lease. As of the date of this certificate, to the knowledge of Tenant, there exist no offsets, counterclaims, or defenses of Tenant under the Lease against Owner, and there exist no events that would constitute a basis for any such offset, counterclaim, or defense against Owner upon the lapse of time or the giving of notice or both, except the following (if left blank, there shall be deemed to be none):____________________________________________________

                            EXHIBIT C - PAGE 2 of 2

         6. There are no concessions, bonuses, free rental periods, rebates, advance rental payments, or other matters affecting the rental payable by Tenant under the Lease except as described in the attached Lease

         7. A cash security deposit in the amount of $__________________ has been paid to Owner under the Lease, and Tenant has not given Owner any other security or similar deposit.

         8. All improvements or repairs required under the terms of the Lease to be made by Owner through the date hereof have been satisfactorily completed. All allowances and other payments due to Tenant by Owner under the terms of the Lease have been paid in full, except the following (if left blank, there shall be deemed to be none):__________________________________________________________

         9. Tenant has not assigned the Lease or sublet all or any portion of the Premises.

         10. There are no actions, whether voluntary or otherwise, pending or threatened against Tenant, or any guarantor of the Tenant's obligations under the Lease, pursuant to the bankruptcy or insolvency laws of the United States or any similar state laws.

         11. Tenant acknowledges that Owner may assign its interest in the Lease to Relying Party and agrees, upon receipt of notice of such assignment from Owner and Relying Party, to attorn to Relying Party and to perform all of Tenant's obligations as the tenant under the Lease, including, without limitation, the payment of rent, directly to such Relying Party, or its agent, as the landlord under the Lease, from and after the date of such notice.

         12. This certificate shall inure to the benefit of the Relying Parties and their respective successors and assigns (including, without limitation, a purchaser at or after foreclosure), and shall be binding upon Tenant and Tenant's successors and permitted assigns.

         Dated this _______ day of ______________, 2004.

                                      [NAME OF TENANT]


                                      By:
                                         --------------------------------
                                      Name:
                                      Title:


                            EXHIBIT C - PAGE 3 of 2

                                   EXHIBIT D


                              PERMITTED EXCEPTIONS
                              --------------------

1. Real estate taxes and all general and special assessments payable during [year of Closing] (to the extent not due and payable) and subsequent calendar years.

2. Rights of parties in possession as tenants only pursuant to unrecorded Leases in effect on the Closing Date.

3. Local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property.

4.       All matters that are shown by the Survey.








                             EXHIBIT D - PAGE 1 OF 1

                                    EXHIBIT E


                                 LEASE SCHEDULE
                                 --------------
















                             EXHIBIT E - PAGE 1 OF 1

                                    EXHIBIT F

                              SPECIAL WARRANTY DEED


KNOW ALL PERSONS BY THESE PRESENTS THAT:


GATEWAY CONNECTICUT PROPERTIES, INC., a California corporation with an address in care of c/o TA Associates Realty, 28 State Street, 10th Floor, Boston, Massachusetts 02109 ("Grantor"), for good and valuable consideration received to its full satisfaction of ____________________________ [NAME OF CEDAR'S ACTUAL ENTITY ACQUIRING TITLE TO BE INSERTED HERE], a Delaware limited partnership with an address of 44 South Bayles Avenue, Port Washington, New York 11050 ("Grantee"), does hereby give, grant, bargain, sell and convey unto Grantee, its successors and assigns forever, all that certain piece or parcel of land situate in the Town of Berlin, County of Hartford, and State of Connecticut, as more particularly set forth and described in Schedule A attached hereto and made a part hereof, together with all buildings and improvements thereon, all easements, covenants and rights appurtenant thereto, all ways, streets, alleys, driveways, passages, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances, whatsoever unto the hereby granted premises belonging, or in any wise appertaining, and the reversions and remainders, rents, issues, and profits thereof; and all the estate, right, title, interest, property, claim and demand whatsoever of it, the Grantor, in law, equity, or otherwise howsoever, of, in and to the same and every part thereof (collectively, the "Premises").

         TO HAVE AND TO HOLD the Premises to Grantee and unto Grantee's successors and assigns forever, to its and their own proper use and behoof.

         AND ALSO, Grantor does, for itself, its successors and assigns, covenant with Grantee, its successors and assigns, that the Premises are free from all encumbrances made or suffered by Grantor, except as is set forth in Schedule B hereto [Note: this schedule not to show anything other than encumbrances of record as of the expiration of the Feasibility Period].

         AND FURTHERMORE, Grantor does by these presents bind itself, its successors and assigns forever, to warrant and defend the Premises to Grantee, its successors and assigns against the claims and demands made or suffered by Grantor, except as aforesaid, but against none other.

         IN WITNESS WHEREOF, Grantor has executed this instrument the ___ day of ___________, 2004.

                             EXHIBIT F - PAGE 2 OF 2

Witnessed by:                           GATEWAY CONNECTICUT PROPERTIES, INC.,
                                        a California corporation

_________________________________       By:
Name:                                      ---------------------------------
                                        Name:
                                        Title:




_________________________________
Name:




STATE OF _____________         )
                               )  ss.:
COUNTY OF                      )

The foregoing instrument was acknowledged before me this ___ day of _________, 2004, by __________________, the _______________________ of Gateway Connecticut
Properties, Inc., a California corporation, on behalf of the said corporation.



___________________________________

Notary Public
My Commission Expires:



The Latest Address of Grantee:
44 South Bayles Avenue
Port Washington, New York 11050








                             EXHIBIT F - PAGE 2 OF 2

                                    EXHIBIT G

                               GENERAL ASSIGNMENT
                               ------------------

         THIS GENERAL ASSIGNMENT (the "Bill of Sale") is made as of the ______ day of _____________, 2004 by GATEWAY CONNECTICUT PROPERTIES, INC., a California corporation ("Seller") and ____________________ a _________________________
("Purchaser").

         KNOW ALL MEN BY THESE PRESENTS:

         Concurrently with the execution and delivery hereof, pursuant to a certain Agreement of Purchase and Sale dated November 15, 2004 (the "Agreement") between Seller and Purchaser, Seller is conveying to Purchaser all of Seller's right, title and interest in and to the real property described on Exhibit A attached hereto and made a part hereof (the "Land") and in and to the building, parking areas and other structures and improvements located on the Land (collectively, the "Improvements") located in the Town of Berlin, State of Connecticut. The Land and the Improvements are hereinafter sometimes collectively referred to as the "Property."

         It is the desire of Seller to hereby sell, assign, transfer, convey, set-over and deliver to Purchaser all of Seller's right, title and interest in and to the Assigned Property (as hereinafter defined).

         1. Bill of Sale and Assignment.

                  Seller does hereby sell, assign, transfer, set-over and deliver unto Purchaser, its successors and assigns, with special warranty of title and subject to the limitations contained in Section 8.2 of the Agreement, all right, title and interest of Seller in and to:

                  a. All personal property (including equipment), if any, owned by Seller and located on, attached to, pertaining to, or used in connection with the Property as of the date of the Agreement, all inventory located on the Property on the date hereof, and all fixtures (if any) owned by Seller and located on and attached to the Property as of the date of the Agreement (the "Personal Property"); and

                  b. Any and all non-exclusive trademarks and trade names (including, without limitation, the name The Brickyard Shopping Center), used in connection with the Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller's affiliated companies (collectively, the "Trade Names");

                  c. Seller's interest, if any, in and to the service, equipment, supply and maintenance contracts set forth on Exhibit "B" attached hereto and made a part hereof (the "Contracts"), guarantees, licenses, approvals, certificates, permits and warranties relating to the Property or the Personal Property, to the extent assignable (collectively, the "Intangible Property"); and

                             EXHIBIT G - PAGE 3 OF 3

                  d. All leases, subleases, licenses and other occupancy agreements, together with any and all amendments, modifications or supplements thereto, all of which are listed on Exhibit "C" attached hereto and made a part hereof (the "Leases") demising space in or otherwise similarly affecting or relating to the Property and all prepaid rent attributable to the period on or after the date hereof, and unapplied security deposits thereunder, all of which are listed on Exhibit "C-1" attached hereto and made a part hereof (collectively, the "Leasehold Property"); subject, however to the rights of Seller set forth in the Agreement to rents under the leases assigned hereby attributable to the period prior to the date hereof.

                  TO HAVE AND TO HOLD the Personal Property, the Trade Names, the Intangible Property, the Leases and the Leasehold Property (collectively, the "Assigned Property") unto Purchaser, its successors and assigns, forever.

         2. Assumption/Reciprocal Indemnity.

                  Purchaser accepts the foregoing assignment and assumes and agrees to be bound by and to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed under the Assigned Property arising on or after the date hereof.

         3. Limitation of Liability.

                  The obligations of Seller are intended to be binding only on Seller and Seller's assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Seller, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Seller, or of any of Seller's employees or agents. The obligations of Purchaser are intended to be binding only on Purchaser and Purchaser's assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, members, officers, directors, shareholders or beneficiaries of Purchaser, or of any partners, members, officers, directors, shareholders or beneficiaries of any partners or members of Purchaser, or of any of Purchaser's employees or agents.

         4. Exclusions from Personal Property.

                  It is hereby acknowledged by the parties that the Assigned Property shall not include claims relating to any real property tax refunds or rebates for periods accruing prior to the date hereof, existing insurance claims and any existing claims against previous tenants of the Property, which claims are hereby reserved by Seller, subject to the provisions of the Agreement.

                             EXHIBIT G - PAGE 3 OF 3

         5. Successors and Assigns.

                  The rights and obligations of the parties hereto shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and assigns.

         6. Governing Law.

                  This Bill of Sale, its construction, validity and effect, and its interpretation, performance and enforcement, and the remedies therefor, shall be governed and construed by and according to the laws of the State of Connecticut.

         7. Counterpart Copies.

                  This Bill of Sale may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Bill of Sale.

         IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed as of the date first written above.

                                     SELLER:
                                     -------

                                     GATEWAY CONNECTICUT PROPERTIES, INC.,
                                     a California corporation


                                     By:
                                        -------------------------------
                                     Name:
                                     Title:


                                     PURCHASER:
                                     ----------

                                     Cedar _______, LLC,
                                     a Delaware limited liability company

                                     By:
                                        -------------------------------
                                     Name:
                                     Title:


                             EXHIBIT G - PAGE 3 OF 3

                                    EXHIBIT H


                            NOTICE LETTER TO TENANTS
                            ------------------------


                             ________________, 2004

CERTIFIED MAIL,
RETURN RECEIPT REQUESTED

Dear Tenant:

         We are pleased to advise you that the building in which your premises are located at ___________________________________________________, has been sold by GATEWAY CONNECTICUT PROPERTIES, INC., a California corporation, to Cedar ________, LLC, a Delaware limited liability company (the "Purchaser") effective as of the date set forth above. Your lease agreement has been assigned to and accepted by Purchaser and Purchaser has agreed to assume all responsibility for security deposits currently held under your lease.

                  All future correspondence relating to your tenancy, as well as rent checks and other charges, should be made payable and mailed to:

                                  CEDAR ________, LLC
                                  C/O CEDAR SHOPPING CENTERS, INC.
                                  44 SOUTH BAYLES AVENUE
                                  PORT WASHINGTON, NY 11050
                                  ATTENTION: BRENDA J. WALKER.

                  All insurance policies maintained by you pursuant to your lease which require that the landlord be named as an additional insured should be amended to reflect the new landlord and evidence thereof should be sent to the new landlord within 15 days following the date hereof.

                                         Very truly yours,

                                         SELLER:
                                         -------

                                         GATEWAY CONNECTICUT PROPERTIES, INC.,
                                         a California corporation

                                         By:
                                            -----------------------------
                                         Name:
                                         Title:

                             EXHIBIT H - PAGE 1 OF 1

                                    EXHIBIT I

                         NON-FOREIGN ENTITY CERTIFICATE
                         ------------------------------


         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by GATEWAY CONNECTICUT PROPERTIES, INC., a California corporation ("Transferor"), the undersigned hereby certifies on behalf of Transferor:

                  1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

                  2. Transferor's U.S. employer identification number is __________; and

                  3.   Transferor's office address is:

                       c/o TA Realty Associates
                       28 State Street, 10th Floor
                       Boston, Massachusetts  02109

         Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.

         Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.

         Dated:  _________________, 2004

                                       TRANSFEROR:


                                       GATEWAY CONNECTICUT PROPERTIES, INC.,
                                       a California corporation


                                       By:
                                          -----------------------------
                                       Name:
                                       Title:

                             EXHIBIT I - PAGE 1 OF 1

                                    EXHIBIT J

                          SELLER'S ESTOPPEL CERTIFICATE
                          -----------------------------


         GATEWAY CONNECTICUT PROPERTIES, INC. (the "Seller") hereby certifies to ____________________________________, its successors or assigns ("Purchaser") as follows, to its current, actual, conscious knowledge:

         1. Pursuant to that certain Lease dated ____________, _____ (the "Lease") with _______________________________________ (the "Tenant"), Tenant
leases approximately _____________ square feet of space (the "Premises"). The Lease, as amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord for the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of each amendment, modification or supplement):_________________________________________________________________
___________________________________________________________. A true and correct copy of the Lease, as amended, modified and supplemented, is attached hereto as Exhibit A.

         2. Seller has neither sent nor received any notice of default under the Lease which remains uncured except as follows: _________________________________ __________________________________________________________________________. The
Lease is presently in full force and effect. To Seller's knowledge, there exist no facts that would constitute a basis for any default under the Lease upon the lapse of time or the giving of notice or both.

         3. The term of the Lease began on ____________________, ______ and will end on ____________________, 20____. To Seller's knowledge, Tenant has accepted the Premises and is in occupancy. Tenant is paying rent under the Lease. Tenant has not sent written notice to Seller of its intent to vacate or otherwise discontinue operations at the Property.

         4. The Lease does/does not provide for an option to extend the term of the Lease for ________________ years. Except as expressly provided in the Lease, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

         5. There are no concessions, bonuses, free rental periods, rebates, advance rental payments, or other matters affecting the rental payable by Tenant under the Lease except as described in the attached Lease

                            SCHEDULE J - PAGE 1 OF 2

         6. Tenant is currently paying [Base Monthly] Rent under the Lease in the amount of $__________________ and estimated monthly pass throughs in the amount of __________________. Monthly Rent and monthly pass throughs have been paid through ______ ___, 2004. There has been no prepayment of rent other than as provided in the Lease. As of the date of this certificate, to the knowledge of Tenant, there exist no offsets, counterclaims, or defenses of Tenant under the Lease against Seller, and there exist no events that would constitute a basis for any such offset, counterclaim, or defense against Seller upon the lapse of time or the giving of notice or both, except the following (if left blank, there shall be deemed to be none):

         7. A cash security deposit in the amount of $__________________ has been paid to Seller under the Lease, and Tenant has not given Seller any other security or similar deposit. Seller has not applied any of the security deposit.

         8. All improvements or repairs required under the terms of the Lease to be made by Seller through the date hereof have been satisfactorily completed. All allowances and other payments due to Tenant by Seller (whether cash payments or credits against the rent) under the terms of the Lease have been paid in full.

The obligations of Seller are subject to Sections 7.2, 7.3, 8.2 and 16.15 of the Agreement of Purchase and Sale dated as of November 15, 2004 made by and between Seller and Purchaser. Any action, suit or proceeding with respect to the truth, accuracy or completeness of the foregoing representations and warranties shall be commenced, if at all, on or before the date which is nine (9) months after the date hereof and, if not commenced on or before such date, thereafter such representations and warranties shall be void and of no force or effect.

         By its acceptance hereof, Purchaser hereby agrees that if, after the date hereof, Seller delivers to Purchaser the original tenant estoppel certificate from Tenant and such tenant estoppel certificate contains no information which is contradictory to the information contained herein, then Seller thereafter shall be released from all liability relating hereto and Purchaser shall return this Certificate to Seller.

         Dated:  _________________, 2004

                            SCHEDULE J - PAGE 2 OF 2

                                   SCHEDULE 1

                         ESCROW AGENT WIRE INSTRUCTIONS

WIRING INSTRUCTIONS

ACCOUNT STYLED:            CHICAGO TITLE INSURANCE COMPANY
BANK:                      JP MORGAN CHASE BANK
                           2200 ROSS AVENUE
                           DALLAS, TEXAS

ACCOUNT NO:                08805033857

ABA NO:                    113-000-609

PHONE ADVISE:              ELLEN SCHWAB OR JANIE CAMACHO
                           (214) 965-1670 UPON RECEIPT

REF:                       GF#210400627 EPS; BRICKYARD, CT
                           -------------------------------









                            SCHEDULE 1 - PAGE 1 OF 1

                                 SCHEDULE 7.1.3

                               PENDING LITIGATION

1. Marcin Rubajeczyk vs. Seller (slip and fall case) - date of loss 2/12/03
2. Gary Lewis vs. Seller (slip and fall case) - date of loss 9/15/03
3. Karen Grady vs. Seller (slip and fall case) - date of loss 4/20/02.















                          SCHEDULE 7.1.3 - PAGE 1 OF 1

                                 SCHEDULE 7.1.11

                         SELLER'S ENVIRONMENTAL REPORTS

1. Environmental Site Assessment dated June 30, 1988 by TRC Environmental Consultants addressed to Mr. Richard Grigoraitis of Bronson & Hutensky

2. Analysis of 2 water samples dated June 21, 1988 by Baron Consulting Co. to Mr. John Hankins of TRC Envirnomental Consultants

3. Analysis of 2 water and 4 soil samples dated June 21, 1988 by Baron Consulting Co. to Mr. John Hankins of TRC Environmental Consultants

4. Analysis of 3 soil samples dated June 23, 1988 by Baron Consulting Co. to Mr. John Hankins of TRC Environmental Consultants

5. EP Toxicity Analysis dated June 30, 1988 by Baron Consulting Co. to Mr. John Hankins of TRC Environmental Consultants

6. Phase I Environmental Due Diligence Assessments, The Brickyard Plaza, Berlin, Connecticut dated September, 1992, prepared by ENSR Consulting and Engineering









                          SCHEDULE 7.1.11- PAGE 1 OF 1

                                 SCHEDULE 16.20

                     POST-CLOSING 8-K AND AUDIT REQUIREMENTS

         For the period of time commencing on the execution of the attached Agreement of Sale and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Purchaser, provide Purchaser and its representatives, agents and employees with access to all financial and other information pertaining to the period of Seller's ownership and operation of the Property, which information is relevant and reasonable necessary, in the opinion of Cedar Income Fund, Ltd's ("Cedar") outside, third party accountants (the "Accountants"), to enable Cedar and its Accountants to prepare financial statements in compliance with any and or all of
(a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"); (b) any other rule issued by the Commission and applicable to Cedar; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, Cedar; provided however, that in any such event(s), Purchaser shall reimburse Seller for those third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement. Seller acknowledges and agrees that the following is a representative description of the information and documentation that Cedar and the Accountants may require in order to comply with (a), (b), and (c) above. Seller shall provide the following information, and documentation on a per-building basis, if available (capitalized terms not defined herein shall have the meanings as ascribed to such terms in the attached Agreement of Sale):

         1. Rent rolls for the calendar month in which the closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the closing occurs;

         2. Seller's written analysis of both (a) scheduled increases in base rent required under the Leases in effect on the Closing Date; and (b) rent concessions imposed by those Leases;

         3. Seller's internally-prepared operating statements (for the three year period prior to the Closing Date);

         4.       Access to Lease files;

         5.       Most currently available real estate tax bills;

         6. Access to Seller's cash receipt journal(s) and bank statements for the Property (for the three year period prior to the Closing Date);

         7. Seller's general ledger with respect to the Property, excluding Seller's proprietary accounts (for the three year period prior to the Closing Date);

                          SCHEDULE 16.20 - PAGE 1 OF 2

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         8.       Seller's schedule of expense reimbursements required under the
                  Leases in effect on the Closing Date;

         9. Schedule of those items of repairs and maintenance performed by, or at the direction of the Seller, during Seller's final fiscal year in which Seller owns and operates the Property (the "Final Fiscal Year");

         10. Schedule of those capital improvements and fixed assets additions made by, or at the direction of, Seller during the Final Fiscal Year;

         11. Access to Seller's invoices with respect to expenditures made during the Final Fiscal Year; and

         12. Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

         Nothing herein shall require Seller to conduct its own audits or generate any requested materials that are not in its possession.

         The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under this Agreement, and shall not expose Seller to any liability on account thereof.

         Upon Purchaser's request, for a period of one (1) year after Closing, Seller shall make Seller's books, records, existing supporting invoices and other existing substantiating documentation available to Purchaser for inspection, copying, and audit by Purchaser's designated accountants, at the expense of Purchaser. This obligation shall survive the Closing for a period of one (1) year and shall not be merged with any instrument of conveyance delivered at Closing.




                          SCHEDULE 16.20 - PAGE 2 OF 2